UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008 (June 9, 2008)

Lorillard, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34097

Delaware	13-1911176
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

714 Green Valley Road, Greensboro, North Carolina 27408-7018

(Address of principal executive offices, including zip code)

(336) 335-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this amendment to our Current Report on Form 8-K, or Form 8-K/A, to amend Item 5.02, which was originally included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2008, or the Original Form 8-K, to correct several typographical errors in the Original Form 8-K. This amendment is limited in scope to such corrections and does not amend, update, or change any other items or disclosures contained in the Original Form 8-K. Accordingly, other items that remain unaffected are omitted in this filing. Except as described in this paragraph, we do not purport by this Form 8-K/A to update any of the information contained in the Original Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Original Form 8-K reported that, effective as of June 10, 2008, Richard W. Roedel was appointed to the our Board of Directors as a Class III director, with his initial term scheduled to terminate on the date of the 2011 annual meeting of our stockholders. Effective as of June 10, 2008 Mr. Roedel was appointed to our Board of Directors as a Class II director, with his initial term scheduled to terminate on the date of the 2010 annual meeting of our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC. (Registrant)

Dated: June 13, 2008	By:	/s/ Ronald S. Milstein
Ronald S. Milstein
Senior Vice President, Legal and External Affairs, General Counsel and Secretary